                                                                  EXHIBIT 10.2


                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                                 AUGUST 25, 2000

                                 BY AND BETWEEN

                             BOSTON BIOMEDICA, INC.

                                 AS THE ISSUER,

                                       AND

                             RICHARD P. KIPHART AND

                              SHORELINE FUND, LTD.

                                TABLE OF CONTENTS


DEFINITIONS                                                                                                       1
   DEFINITIONS                                                                                                    1
   ACCOUNTING TERMS AND DETERMINATIONS                                                                            9
PURCHASE AND SALE OF SECURITIES                                                                                   9
   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES                                                                    9
   PURCHASE PRICE                                                                                                10
   CLOSING AND MECHANICS OF PAYMENT                                                                              10
PAYMENT TERMS OF CONVERTIBLE DEBENTURES                                                                          10
   PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT MECHANICS                                                          10
   RANKING; PAYMENT OF INTEREST                                                                                  11
   VOLUNTARY PREPAYMENT                                                                                          11
   MANDATORY PREPAYMENTS                                                                                         11
   PREPAYMENT PROCEDURES                                                                                         12
   PAYMENT OF ADDITIONAL AMOUNTS                                                                                 13
REPRESENTATIONS AND WARRANTIES                                                                                   15
   ORGANIZATION AND QUALIFICATION                                                                                15
   AUTHORIZATION AND EXECUTION                                                                                   15
   CAPITALIZATION                                                                                                16
   GOVERNMENTAL AUTHORIZATION                                                                                    16
   ISSUANCE OF SHARES                                                                                            17
   NO CONFLICTS                                                                                                  17
   FINANCIAL INFORMATION                                                                                         17
   LITIGATION                                                                                                    18
   COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS                                                                 18
   ENVIRONMENTAL MATTERS                                                                                         19
   TAXES                                                                                                         19
   INVESTMENTS, JOINT VENTURES                                                                                   19
   NOT AN INVESTMENT COMPANY                                                                                     19
   FULL DISCLOSURE                                                                                               19
   NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS                                                          19
   PERMITS                                                                                                       20
   LEASES                                                                                                        20
   ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS                                                       20
   PUBLIC UTILITY HOLDING COMPANY                                                                                20
   INTELLECTUAL PROPERTY RIGHTS                                                                                  20
   INSURANCE                                                                                                     21
   TITLE TO PROPERTIES                                                                                           21
   INTERNAL ACCOUNTING CONTROLS                                                                                  21
   FOREIGN PRACTICES                                                                                             21
REPRESENTATIONS AND WARRANTIES OF PURCHASER                                                                      21
   PURCHASER                                                                                                     21
CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES                                                                   23
   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS TO PURCHASE                                                   23
   CONDITIONS TO THE COMPANY'S OBLIGATIONS                                                                       25
AFFIRMATIVE COVENANTS                                                                                            25
   INFORMATION                                                                                                   25
   PAYMENT OF OBLIGATIONS                                                                                        26
   MAINTENANCE OF PROPERTY; INSURANCE                                                                            27
   MAINTENANCE OF EXISTENCE                                                                                      27



   COMPLIANCE WITH LAWS                                                                                          27
   INSPECTION OF PROPERTY, BOOKS AND RECORDS                                                                     27
   INVESTMENT COMPANY ACT                                                                                        27
   USE OF PROCEEDS                                                                                               27
   COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS                                                    28
   RESERVED SHARES AND LISTINGS                                                                                  28
   TRANSFER AGENT INSTRUCTIONS                                                                                   29
   MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION                                                     29
   FORM D; BLUE SKY LAWS                                                                                         29
   SALES BY PURCHASER                                                                                            30
NEGATIVE COVENANTS                                                                                               30
   LIMITATIONS ON DEBT OR OTHER LIABILITIES                                                                      30
   TRANSACTIONS WITH AFFILIATES                                                                                  30
   MERGER OR CONSOLIDATION                                                                                       30
   LIMITATION ON ASSET SALES                                                                                     31
   RESTRICTIONS ON CERTAIN AMENDMENTS                                                                            31
   RESTRICTIONS ON ISSUANCES OF SECURITIES.                                                                      31
   LIMITATION ON STOCK REPURCHASES                                                                               33
   LIMITATION ON SALES BY OFFICERS AND EMPLOYEE DIRECTORS                                                        33
RESTRICTIVE LEGENDS                                                                                              33
   RESTRICTIONS ON TRANSFER                                                                                      33
   NOTICE OF PROPOSED TRANSFERS                                                                                  33
ADDITIONAL AGREEMENTS AMONG THE PARTIES                                                                          34
   LIQUIDATED DAMAGES                                                                                            34
   CONVERSION NOTICE                                                                                             34
   CONVERSION LIMIT                                                                                              35
   REGISTRATION RIGHTS                                                                                           35
ADJUSTMENT OF FIXED PRICE                                                                                        37
   REORGANIZATION                                                                                                37
   SHARE REORGANIZATION                                                                                          37
   RIGHTS OFFERING                                                                                               37
   SPECIAL DISTRIBUTION                                                                                          39
   CAPITAL REORGANIZATION                                                                                        39
   ADJUSTMENT RULES                                                                                              40
   CERTIFICATE AS TO ADJUSTMENT                                                                                  40
   NOTICE TO HOLDERS                                                                                             41
EVENTS OF DEFAULT                                                                                                41
   EVENTS OF DEFAULT.                                                                                            41
   POWERS AND REMEDIES CUMULATIVE                                                                                44
MISCELLANEOUS                                                                                                    44
   NOTICES                                                                                                       44
   NO WAIVERS; AMENDMENTS                                                                                        44
   INDEMNIFICATION                                                                                               45
   EXPENSES:  DOCUMENTARY TAXES                                                                                  47
   PAYMENT                                                                                                       47
   SUCCESSORS AND ASSIGNS                                                                                        47
   BROKERS                                                                                                       48
   MASSACHUSETTS LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; APPOINTMENT OF AGENT                     48
   ENTIRE AGREEMENT                                                                                              48
   SURVIVAL; SEVERABILITY.                                                                                       48
   TITLE AND SUBTITLES                                                                                           49
   REPORTING ENTITY FOR THE COMMON STOCK.                                                                        49
   PUBLICITY.                                                                                                    49


                                LIST OF SCHEDULES

Schedule 4.3             Capitalization
Schedule 4.7             Financial Information
Schedule 4.8             Litigation
Schedule 4.12            Investments, Joint Ventures
Schedule 4.15            Other Offerings
Schedule 4.22            Title to Property
Schedule 7.8             Use of Proceeds
Schedule 8.1             Debt and Other Liability
Schedule 8.2             Transactions with Affiliates
Schedule 8.4             Asset Sales


                                LIST OF EXHIBITS


Exhibit A             Form of Convertible Debentures
Exhibit B             Form of Registration Rights Agreement
Exhibit C             Form of Common Stock Purchase Warrant
Exhibit D             Form of Officer's Certificate


                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT, dated as of August 25, 2000, between Boston Biomedica, Inc. (the "Company") a Massachusetts Corporation, Richard P. Kiphart, an individual residing in the state of Illinois ("Kiphart") and Shoreline Micro-Cap Fund, L.P., an Illinois limited partnership ("Shoreline"). Collectively, Shoreline and Kiphart are referred to herein as the "Purchaser."

                                R E C I T A L S:

         WHEREAS, the Company desires to sell , and Kiphart and Shoreline desires to purchase from the Company the following: (i) $780,000.00, aggregate principal amount of the Company's 3% Senior Subordinated Convertible Debentures due August 25, 2003 to Kiphart and (ii) $220,000.00 aggregate principal amount of the Company's 3% Senior Subordinated Convertible Debentures due August 25, 2003 to Shoreline (collectively, the "Convertible Debentures"), with terms and conditions as set forth in the form of Senior Subordinated Convertible Debenture attached hereto as EXHIBIT A;

         WHEREAS, the Convertible Debentures will be convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock");

         WHEREAS, in order to induce the Purchaser to enter into the transactions described in this Agreement, the Company desires to issue to the Purchaser in the amounts specified in the Recitals, warrants to purchase 35,556 shares of Common Stock upon the Closing (as defined herein) on the terms and conditions described in the form of the common stock purchase warrant attached hereto as EXHIBIT C (the "Warrants"); and

         WHEREAS, Purchaser will have certain registration rights with respect to such shares of Common Stock issuable as interest under, and upon conversion of, the Convertible Debentures (the "Debenture Shares") and upon exercise of the Warrants (the "Warrant Shares," the Debenture Shares and the Warrant Shares being collectively referred to herein as the "Conversion Shares") as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit B;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

         ARTICLE 1.1 DEFINITIONS . The following terms, as used herein, have the following meanings:

         "Additional Shares of Common Stock" has the meaning set forth in
Section 11.6.

         "Affiliate" means, with respect to any Person (the " Subject Person"),
(i) any other Person (a " Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

         "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Asset Sale" has the meaning set forth in Section 8.4.

         "Balance Sheet Date" has the meaning set forth in Section 4.7.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

         "Benefit Plans" has the meaning set forth in Section 4.9(b).

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

         "Capital Reorganization" has the meaning set forth in Section 11.5.

         "Change in Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33 1/3% or more of the outstanding shares of Common Stock of the Company; (ii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

         "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. (" Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

         "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Company" means Boston Biomedica, Inc., a Massachusetts corporation, and its successors.

         "Company Corporate Documents" means the articles of organization and bylaws of the Company.

         "Consolidated Net Worth" means at any date the total shareholders' equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

         "Consolidated Subsidiary" means at any date with respect to any Person or Subsidiary, any Person the accounts of which would be consolidated with those of such Person or Subsidiary in its consolidated financial statements if such statements were prepared as of such date.

         "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "Conversion Date" shall mean the date of delivery of a Notice of Conversion for all or a portion of a Convertible Debenture by the holder thereof to the Company as specified in each Convertible Debenture.

         "Conversion Price" has the meaning set forth in the Convertible Debentures.

         "Conversion Shares" has the meaning set forth in the Recitals.

         "Convertible Debentures" means the Company's Senior Subordinated Convertible Debentures substantially in the form set forth as EXHIBIT A hereto.

         "Deadline" has the meaning set forth in Section 10.1.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

         "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivative Securities" has the meaning set forth in Section 8.6.

         "Discounted Equity Offerings" has the meaning set forth in Section 8.6.

         "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company and each Subsidiary and all members of a Controlled group of corporation and all trades or businesses (whether or not incorporated) under common Control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

         "Event of Default" has the meaning set forth in Article 12 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fixed Price" has the meaning set forth in Section 11.1.

         "Formula Price" has the meaning set forth in Section 3.4.

         "GAAP" has the meaning set forth in Section 1.2.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

         "Intellectual Property" has the meaning set forth in Section 4.20.

         "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

         "Lien" means any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Listing Applications" has the meaning set forth in Section 4.4.

         "Majority Holders" means (Purchaser and its assignee or transferee thereof who hold more than 50% in aggregate principal amount of the Convertible Debentures.

         "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

         "Material Adverse Effect" has the meaning set forth in Section 4.1.

         "Maturity Date" shall mean the date of maturity of the Convertible Debentures.

         "Maximum Number of Shares" shall mean that number of shares of Common Stock equal to the percentage that the Company may issue without shareholder approval under the applicable rules of the National Market or the applicable OTC Bulletin Board or equivalent entity, of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the shareholders of the Company may have previously approved.

         "NASD" has the meaning set forth in Section 7.10.

         "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

         "National Market" means the Nasdaq Market, the Nasdaq Small Cap Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc.

         "Notice of Conversion" means the form to be delivered by a holder of a Convertible Debenture upon conversion of all or a portion thereof to the Company substantially in the form of EXHIBIT A to the form of Convertible Debenture.

         "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company substantially in the form of EXHIBIT A to the Warrant.

         "Officer's Certificate" shall mean a certificate executed by the president, chief executive officer or chief financial officer of the Company in the form of EXHIBIT D attached hereto.

         "OTC Bulletin Board" means the over-the-counter bulletin board operated by the NASD.

         "Other Taxes" has the meaning set forth in Section 3.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry on the business of the Company and the Subsidiaries.

         "Permitted Financings" has the meaning set forth in Section 8.6.

         "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of the Person which was at such time a member of the ERISA Group.

         "Purchase Price" means the purchase price for the Securities set forth in Section 2.2 hereof.

         "Purchaser" means the entity listed on the signature page hereto and its successors and assigns, including holders from time to time of the Convertible Debentures.

         "Qualified Assignee" has the meaning set forth in Section 3.6(a).

         "Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, does not bar the lender thereof from action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

         "Redemption Event" has the meaning set forth in Section 3.4.

         "Registrable Securities" has the meaning set forth in Section 10.4(a).

         "Registration Default" has the meaning set forth in Section 10.4(e).

         "Registration Maintenance Period" has the meaning set forth in Section 10.4(c).

         "Registration Statement" has the meaning set forth in Section 10.4(b).

         "Registration Rights Agreement" means the agreement between the Company and Purchaser dated the date hereof substantially in the form set forth in EXHIBIT B attached hereto.

         "Required Effectiveness Date" has the meaning set forth in Section 10.4(b).

         "Reserved Amount" has the meaning set forth in Section 7.10(a).

         "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a " Shareholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

         "Rights Offering" has the meaning set forth in Section 11.3.

         "Sale Event" has the meaning set forth in Section 3.4.

         "SEC Reports" has the meaning set forth in Section 7.1(a).

         "Securities" means the Convertible Debentures, the Warrants and, the Conversion Shares.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Share Reorganization" has the meaning set forth in Section 11.2.

         "Special Distribution" has the meaning set forth in Section 11.4.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

         "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

         "Taxes" has the meaning set forth in Section 3.6.

         "Trading Day" shall mean any Business Day in which the OTC Bulletin Board, National Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "Transaction Agreements" means this Agreement, the Convertible Debentures, the Warrants, and the Registration Rights Agreement.

         "Transfer" means any disposition of Securities whether or not such disposition would constitute a sale thereof under the Securities Act.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under the Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Warrants" means the Common Stock Purchase Warrant substantially in the form set forth in EXHIBIT C hereto.

ARTICLE 1.2 ACCOUNTING TERMS AND DETERMINATIONS . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis with the Company's prior practice (except for interim financial statements and for changes concurred in by the Company's independent public accountants) (" GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                   ARTICLE 2. PURCHASE AND SALE OF SECURITIES

ARTICLE 2.1 PURCHASE AND SALE OF CONVERTIBLE DEBENTURES .

         (a) Subject to the terms and conditions set forth herein and as set forth in the Recitals herein, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Convertible Debentures in the aggregate principal amount of One Million Dollars ($1,000,000.00).

         (b) In connection with the Purchaser's agreement to purchase the Convertible Debentures specified in this Article 2, the Company shall issue and deliver to: (i) Kiphart on the Closing Date a Warrant to purchase an aggregate of up to 27,734 shares of Common Stock and (ii) Shoreline on the Closing Date a Warrant to purchase an aggregate of up to 7,822 shares of Common Stock

ARTICLE 2.2 PURCHASE PRICE . The purchase price for the Convertible Debentures on the Closing Date (as defined herein) shall be 95% of the principal amount thereof. No part of the purchase price of the Convertible Debentures shall be allocated to the Warrant. Therefore, the consideration payable by Shoreline to the Company for the Convertible Debentures and Warrants on the Closing Date shall be $209,000.00, and the consideration payable by Kiphart shall be $741,000.00. Collectively, the Purchasers shall pay an aggregate consideration of $950,000.00 ( (the " Purchase Price").

ARTICLE 2.3 CLOSING AND MECHANICS OF PAYMENT .

         (a) The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds.

         (b) The Convertible Debentures and Warrants issued on the Closing Date shall be dated the date hereof and interest shall accrue on the Convertible Debentures as of the Closing Date.

               ARTICLE 3. PAYMENT TERMS OF CONVERTIBLE DEBENTURES

ARTICLE 3.1 PAYMENT OF PRINCIPAL AND INTEREST; PAYMENT MECHANICS . The
Company will pay all amounts due on each Convertible Debenture by wire transfer and at the address specified for such purpose by Purchaser in writing, without the presentation or surrender of any Convertible Debenture or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Debenture, the holder shall surrender the Convertible Debenture for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Debenture, the holder thereof will either submit the Convertible Debenture to the Company for endorsement thereon of the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Debenture to the Company in exchange for a new Convertible Debenture or Convertible Debentures. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Debenture purchased in accordance with the terms of this Agreement.

ARTICLE 3.2 RANKING; PAYMENT OF INTEREST . The Convertible Debentures shall be senior to all indebtedness of the Company except (a) the Company's outstanding credit facility with Fleet Bank and any successor thereof, including increases of such credit facility; (b) the Company's mortgage loan with Commerce Bank; and
(c) any future sale and lease back transaction in connection with the Company's headquarters building in West Bridgewater, MA, to which it shall be junior in ranking. The Convertible Debenture shall rank on a pari passu basis with the Company's 3% $2,250,000.00 convertible debenture issued to GCA Strategic Investment Fund Limited. Interest shall accrue on the outstanding principal amount of each Convertible Debenture and shall be payable as specified therein.

ARTICLE 3.3 VOLUNTARY PREPAYMENT . For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Debentures, per the redemption price set forth in
Section 5.1 of the Convertible Debentures, following at least five (5) Business Days prior written notice to Purchaser (the date of expiration of such five (5) Business Day period being referred to as the "prepayment date"); PROVIDED, HOWEVER, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter; and further provided that such repayment is not otherwise prohibited by Section 5.1 of the Convertible Debenture.

ARTICLE 3.4 MANDATORY PREPAYMENTS .

         (a)      Upon (i) the occurrence of a Change in Control of the Company,
(ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation or merger of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a " Sale Event"), or (iv) the occurrence of a Registration Default which continues uncured for a period of twenty (20) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem the Convertible Debentures and Warrants. The redemption price payable upon any such redemption shall be the redemption price in SECTION 5 of the Convertible Debentures and SECTION 13 of the Warrants, respectively (referred to herein as the "Formula Price").

         (b) Upon the issuance of the Maximum Number of Shares, the receipt by the Company of Notice of Conversion requiring the issuance of shares of Common Stock in excess of the Maximum Number of Shares, and the failure within 40 days of such issuance to obtain shareholder approval to issue additional shares of Common Stock required to be issued in connection with such Notices of Conversion (the " Redemption Event"), the Company shall redeem the outstanding balance of each Convertible Debenture and Warrant for the Formula Price.

         (c) In the event that there is an insufficient number of authorized, issuable, shares of Common Stock registered under the Registration Statement filed by the Company to allow Purchaser to fully convert the Convertible Debentures and exercise all Warrants held by Purchaser and sell such shares issued thereon, then the Company shall immediately file an amendment to the then current Registration Statement to register a sufficient number of such shares to convert said Convertible Debentures and Warrants. Upon the failure within twenty (20) Trading Days measured from the date of filing the Registration Statement to register a sufficient number of such shares, the Company shall redeem the outstanding balance of each Convertible Debenture and Warrant for the Formula Price. In addition, failure of the Company to register a sufficient number of such shares to fully convert said Convertible Debentures and exercise such Warrants shall be a Registration Default under SECTION 10.4(E) from the date of the Notice of Conversion to the date of the earlier of (i) the redemption of the outstanding balance of the Convertible Debentures and exercise of all such Warrants or (ii) full conversion of the Convertible Debentures and exercise of all such Warrants.

ARTICLE 3.5 PREPAYMENT PROCEDURES .

         (a) Any permitted prepayment or redemption of the Convertible Debentures and Warrants, as applicable pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which Purchaser shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Debentures) as follows:

                  (i) A prepayment pursuant to Section 3.3, the "prepayment date" specified therein;

                  (ii) A redemption pursuant to Section 3.4(a), the later to occur of (x) one (1) Business Day following the Company's receipt of notice to redeem from the Majority Holders or (y) the date of occurrence or consummation, as the case may be, of the applicable Sale Event or in the case of a Registration Default the date on which such 20-day period expires; and

                  (iii) A redemption pursuant to Section 3.4(c), the date on which such 40-day period expires.

         (b) On or before the Maturity Date and on the effective date of a repayment or redemption of the Convertible Debentures and Warrants as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to Purchaser of the Convertible Debentures and Warrants subject to repayment/redemption. Should Purchaser not receive payment of any amounts due on redemption of its Convertible Debentures and Warrants by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of
(i) 18% or (ii) the maximum lawful rate, compounded at the end of each thirty
(30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

         (c) The Company shall select the Convertible Debentures and Warrants to be redeemed in any redemption in which not all of the Convertible Debentures and Warrants are to be redeemed so that the ratio of the Convertible Debentures and Warrants of each holder selected for redemption to the total Convertible Debentures and Warrants owned by that holder shall be the same as the ratio of all such Convertible Debentures and Warrants selected for redemption bears to the total of all then outstanding Convertible Debentures and Warrants. Should any Convertible Debentures and Warrants required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Debentures and Warrants shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

         (d) Any Notice of Conversion delivered by Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or (y) effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Debentures shall be deemed effected on the Conversion Date, subject to the Company's rights pursuant to Sections 5.1 and 5.2 of the Convertible Debentures. In addition, between the effective date of a voluntary prepayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to Purchaser, Purchaser may deliver a Notice of Conversion to the Company. Such Notice of Conversion will be (x) of no force or effect if the Company timely pays the redemption proceeds to Purchaser when due or (y) honored on or as of the date of the Notice of Conversion if the Company fails to timely pay the redemption proceeds to Purchaser when due.

ARTICLE 3.6 PAYMENT OF ADDITIONAL AMOUNTS .

         (a) Any and all payments by the Company hereunder or under the Convertible Debentures to Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as " Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Debentures (i) the holders of the Convertible Debentures subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes, subject to the other provisions of this Agreement and the Convertible Debentures relating to assignment or transfer of the Convertible Debentures, to transfer all or any portion of the Convertible Debentures to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; and (iii) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (i) the United States or (ii) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary for the Company to establish such assignee's exemption or continued exemption from Taxes under applicable law.

         (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other similar charges or similar levies which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes relating to income and Taxes payable solely as a result of the transfer from Purchaser to a Person of any Security (all such taxes, charges and levies hereinafter referred to as " Other Taxes").

         (c) The Company shall indemnify Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.6) required to be
paid by the Company under this Section 3.6, but not so paid by the Company and actually paid by Purchaser, or qualified assignee. Payment under this indemnification shall be made within 30 days from the date Purchaser or qualified assignee makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, required by the Company to be paid under this Section 3.6, the Company will furnish to Purchaser the original or a certified copy of a receipt evidencing payment thereof.

         (e) Purchaser and each qualified assignee shall provide to the Company a form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.

                   ARTICLE 4. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to Purchaser, as of the Closing Date, the following:

ARTICLE 4.1 ORGANIZATION AND QUALIFICATION . The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A " Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

ARTICLE 4.2 AUTHORIZATION AND EXECUTION .

         (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

         (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized by the Board of Directors of the Company and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

         (c) This Agreement has been duly executed and delivered by the Company.

         (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally, and (ii) equitable principals of general applicability.

ARTICLE 4.3 CAPITALIZATION . As of August 25, 2000, the authorized, issued and outstanding capital stock of the Company is as set forth on SCHEDULE 4.3 hereto and except as set forth on SCHEDULE 4.3 and excluding any stock options offered under any Company Benefit Plan (as herein defined) no other shares of capital stock of the Company will be outstanding other than stock options offered under any Company Benefit Plan as of the Closing Date. Except as set forth on Schedule 4.3, all of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on
SCHEDULE 4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Debentures or Conversion Shares. The Company has furnished to Purchaser true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock.

ARTICLE 4.4 GOVERNMENTAL AUTHORIZATION . The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect

(or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, (c) listing applications (" Listing Applications") to be filed with the OTC Bulletin Board or the National Market relating to the Conversion Shares, if applicable, and (d) the filing of a "Form D" as described in Section 7.13 below and the filing of any requisite documents under state securities ("blue sky") laws.

ARTICLE 4.5 ISSUANCE OF SHARES . Upon conversion in accordance with the terms of the Convertible Debentures and exercise of the Warrants, the Conversion Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and charges and shall not be subject to preemptive rights or similar rights of any other shareholders of the Company. Assuming the representations and warranties of Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that the issuance of Conversion Shares will dilute the ownership interests of other shareholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures and exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

ARTICLE 4.6 NO CONFLICTS . The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation known by the Company to be applicable to it, (ii) the Company Corporate Documents, (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any material Lien on any asset of the Company or any Subsidiary. To its knowledge, the Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

ARTICLE 4.7 FINANCIAL INFORMATION . Since June 30, 2000 (the " Balance Sheet Date"), except as disclosed in SCHEDULE 4.7, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries except in the ordinary course of business; and to the knowledge of the Company no fact or condition exists which might cause such a change in the future. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries for the periods ending December 31, 1999, and June 30, 2000, respectively, and the related consolidated statements of income, changes in shareholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingency required to be reflected therein in accordance with GAAP.

ARTICLE 4.8 LITIGATION . Except as set forth on SCHEDULE 4.8, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could be reasonably expected to have a Material Adverse Effect or which challenges the validity of any Transaction Agreements.

ARTICLE 4.9 COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS .

         (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which as resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the " Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

         (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or to the knowledge of the Company could reasonably be expected to result in any Benefit Plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

ARTICLE 4.10 ENVIRONMENTAL MATTERS . Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

ARTICLE 4.11 TAXES . All United States federal, state, county, municipality, local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due and payable pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes and other governmental charges have been established in accordance with GAAP.

ARTICLE 4.12 INVESTMENTS, JOINT VENTURES . Other than as set forth in SCHEDULE 4.12, the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

ARTICLE 4.13 NOT AN INVESTMENT COMPANY . Neither the Company nor any Subsidiary is an "Investment Company" within the meaning of Investment Company Act of 1940, as amended.

ARTICLE 4.14 FULL DISCLOSURE . The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not contain any untrue statement of a material fact.

ARTICLE 4.15 NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS . No form of general solicitation or general advertising was used by the Company or, to its knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the

Securities. Except as set forth in Schedule 4.15, neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than Purchaser) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to Purchaser and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of
Section 5 of the Securities Act. The issuance of the Securities to Purchaser will not be integrated with any other issuance of the Company's securities (past, current or future).

ARTICLE 4.16 PERMITS . (a) Each of the Company and its Subsidiaries has all material Permits; (b) to the Company's knowledge all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice of lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit, except in each case or in the aggregate that could not be reasonably expected to have a Material Adverse Effect.

ARTICLE 4.17 LEASES . Except as set forth in Schedule 4.17, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $250,000 or to any operating lease with an aggregate annual rental greater than $250,000 during the life of such lease.

ARTICLE 4.18 ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS . There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

ARTICLE 4.19 PUBLIC UTILITY HOLDING COMPANY . Neither the Company nor any Subsidiary is, or will be upon issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

ARTICLE 4.20 INTELLECTUAL PROPERTY RIGHTS . Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material to the knowledge of the Company, patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, " Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

ARTICLE 4.21 INSURANCE . The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts as is customary for businesses similar to the Company. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

ARTICLE 4.22 TITLE TO PROPERTIES . Except as set forth on Schedule 4.22, the Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in
Section 4.7, free and clear of all Liens.

ARTICLE 4.23 INTERNAL ACCOUNTING CONTROLS . The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with managements' general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ARTICLE 4.24 FOREIGN PRACTICES . Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or Subsidiary, or received or retained any funds, in each case in violation of the Foreign Corrupt Practices Act.

             ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

ARTICLE 5.1 PURCHASER . Purchaser hereby represents and warrants to the Company that:

         (a) Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this

Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that, subject to such securities laws, the disposition of Purchaser's property shall at all times be and remain within its control;

         (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant thereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

         (c) this Agreement has been duly executed and delivered by Purchaser;

         (d) the execution and delivery by Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser;

         (e) Purchaser understands that the Securities have not been registered under the Securities Act and blue sky laws and may not be transferred or sold except as specified in this Agreement or the remaining Transaction Agreements;

         (f) this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

         (g) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and Purchaser is capable of bearing the economic risks of such investment;

         (h) Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit Purchaser's ability to rely thereon;

         (i) no part of the source of funds used by Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by Purchaser in which any employee benefit plan (or its related trust) has any interest;

         (j) Shoreline is a organized under the laws of Illinois and its principal office is located in Illinois. All contacts and communications between the Purchaser and the Company relating to this Agreement and the transactions contemplated hereby have taken place at the Company's offices in Massachusetts and Shoreline's investment advisor's offices in Illinois; and

         (i)      Kiphart is an individual residing in the state of Illinois.

           ARTICLE 6. CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

ARTICLE 6.1 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS TO PURCHASE . The obligation of Purchaser hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion:

         (a) The Company shall have duly executed this Agreement, the Warrant and the Registration Rights Agreement, and delivered the same to Purchaser;

         (b) The Company shall have delivered to Purchaser duly executed certificates representing the Convertible Debentures in accordance with Section
2.3 hereof;

         (c) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. Purchaser shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser, including but not limited to certificates with respect to the Company Corporate

Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as EXHIBIT D;

         (d) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Agreements;

         (e) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

         (f) No law or regulation shall have been imposed or enacted that, in the judgment of Purchaser, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchaser could reasonably have any such effect;

         (g) All fees and expenses in connection with the transactions contemplated by the Transaction Agreements due and payable by the Company on or prior to the Closing Date shall have been paid;

         (h) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of Purchaser;

         (i) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since June 30, 2000;

         (j) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or Purchaser hereunder;

         (k) Purchaser shall have confirmed the receipt of the Convertible Debentures and the Warrants to be issued, duly executed by the Company and registered in the name of Purchaser;

         (l) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which Purchaser reasonably deems material in connection with the purchase of the Securities;

         (m) Immediately before and as of the Closing Date, no Default or Event of Default shall have occurred and be continuing;

ARTICLE 6.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS . The obligations of the Company to issue and sell the Securities to Purchaser pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

         (a) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on the Closing Date and Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date;

         (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

         (c) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by Purchaser;

         (d)      The Company shall have received payment of the Purchase Price;

         (e) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to effect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements, or the Securities, or the rights of the holders of the Securities or Purchaser hereunder.

                        ARTICLE 7. AFFIRMATIVE COVENANTS

         The Company and Purchaser hereby agree that, from and after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of each other:

ARTICLE 7.1 INFORMATION . The Company will deliver to each holder of the Convertible Debentures:

         (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports on Forms 10-K, 10-Q and 8-K (or other equivalents) which the Company or any Subsidiary has filed with the Commission after the Closing Date (collectively, "SEC Reports");

         (b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

         (c) within two (2) Business Days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposed to take with respect thereto;

         (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

         (e) at least two (2) Business Days prior to any event requiring a repayment of the Convertible Debentures under Section 3.4, notice thereof together with a summary of all material terms thereof;

         (f) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares issuable pursuant to the Transaction Agreements; and

         (g) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

ARTICLE 7.2 PAYMENT OF OBLIGATIONS . The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

ARTICLE 7.3 MAINTENANCE OF PROPERTY; INSURANCE . The Company will, and will cause each Subsidiary to, keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

ARTICLE 7.4 MAINTENANCE OF EXISTENCE . The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

ARTICLE 7.5 COMPLIANCE WITH LAWS . The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

ARTICLE 7.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS . The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, Purchaser's representative or an affiliate thereof, as representatives of Purchaser, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with Purchaser the affairs, finances and accounts of the Company and its Subsidiaries in the presence of a representative of the Company; provided, however, that such discussions will not result in any unreasonable expense to the Company, without Company consent), all at such reasonable times.

ARTICLE 7.7 INVESTMENT COMPANY ACT . The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

ARTICLE 7.8 USE OF PROCEEDS . The proceeds from the issuance and sale of the Convertible Debentures by the Company shall be used in accordance with SCHEDULE
7.8 attached hereto. None of the proceeds from the issuance and sale of the Convertible Debentures by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

ARTICLE 7.9 COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS . The Company will, and will cause each Subsidiary to, comply, in all material respects, with all terms and conditions of all material contracts to which it is subject except in particular circumstances in which the Company determines it to be in the best interests of the Company not to comply.

ARTICLE 7.10 RESERVED SHARES AND LISTINGS .

         (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Debentures and exercise of the Warrants and issuance of the Conversion Shares (based on the conversion price of the Convertible Debentures in effect from time to time and the exercise price of the Warrants, respectively) (the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Convertible Debentures), the Company shall include in the Reserve Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Convertible Debentures and exercise of the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or (y) in lieu thereof, consummating the immediate repurchase of the Convertible Debentures and the Warrants contemplated in Sections 3.4(c) and 10.3 hereof, respectively.

         (b) If required, the Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion or exercise of the Convertible Debentures and Warrants, respectively. The Company will maintain the listing and trading of its Common Stock on the Nasdaq Market. The Company will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

ARTICLE 7.11 TRANSFER AGENT INSTRUCTIONS . Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately direct the Company's transfer agent to issue certificates, registered in the name of Purchaser or its nominee, for the Conversion Shares, in such amounts as specified from time to time by Purchaser to the Company upon proper conversion of the Convertible Debentures or exercise of the Warrants. Upon conversion of any Convertible Debentures in accordance with their terms and/or exercise of any Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Debentures or exercise of the Warrants shall be issued to any transferee of such shares from Purchaser without any restrictive legend upon appropriate evidence of transfer in compliance with the Securities Act and the rules and regulations of the Commission; provided that for so long as the Registration Statement is effective, no opinion of counsel will be required to effect any such transfer. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this
Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

ARTICLE 7.12 MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION . So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

ARTICLE 7.13 FORM D; BLUE SKY LAWS . The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

ARTICLE 7.14 SALES BY PURCHASER . Purchaser agrees that it will not effect or cause any of its affiliates to effect a short sale of Common Stock for so long as any of the Convertible Debentures remain outstanding or the Purchaser or its affiliates hold any Securities.

                         ARTICLE 8. NEGATIVE COVENANTS

         The Company hereby agrees that after the date hereof for so long as any Convertible Debentures remain outstanding and for the benefit of Purchaser:

ARTICLE 8.1 LIMITATIONS ON DEBT OR OTHER LIABILITIES . Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities), except as set forth in Schedule 8.1, (i) any Debt except (x) Debt incurred in a Permitted Financing, (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; or (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and (ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof, or (y) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement).

ARTICLE 8.2 TRANSACTIONS WITH AFFILIATES . The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition or stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, and Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on SCHEDULE 8.2 attached hereto (with a copy of such agreements annexed to such SCHEDULE 8.2) or (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the

Company; PROVIDED that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

ARTICLE 8.3 MERGER OR CONSOLIDATION . The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after given effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to Purchaser an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

ARTICLE 8.4 LIMITATION ON ASSET SALES . Except as set forth on SCHEDULE 8.4, neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets in arm's length transactions in the ordinary course of business.

ARTICLE 8.5 RESTRICTIONS ON CERTAIN AMENDMENTS . Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect Purchaser or the holders of the Securities without the prior written consent of Purchaser.

ARTICLE 8.6 RESTRICTIONS ON ISSUANCES OF SECURITIES.

         (a)      In addition to and not in lieu of the covenant specified in
     Section 8.1 above:

     (1) From the Closing Date and continuing until 180 days following the date on which the Registration Statement becomes effective, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities")) on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities, at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance which is below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering") other than (i) borrowings under conventional credit facilities existing as of the date hereof, (ii) stock issued or credit facilities to be established in connection with acquisitions, (iii) equity securities or Derivative Securities in connection with employee and director stock option and stock purchase plans, and (iv) securities issued under the Convertible Debentures or Warrants. In addition, the Company shall not issue any equity securities in connection with a strategic alliance entered into by the Company unless such securities are the subject of a one year statutory or contractual hold period or, if not subject to such a hold period, unless the Purchaser has fully converted all outstanding Convertible Debentures and exercised all Warrants. As used herein, "discount" shall include, but not be limited to,
           (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded. Notwithstanding the foregoing, the Company may enter into the following types of transactions (collectively referred to as "Permitted Financings"):
           (1) "permanent financing" transactions, which would include any form of debt or equity financing (other than an underwritten offering), which is followed by a reduction of the said financing commitment to zero and payment of all related fees and expenses; (2) "project financing" which provide for the issuance of recourse debt instruments in connection with the operation of the Company's business as presently conducted or as proposed to be conducted;
           (3) an underwritten offering of Common Stock, provided that such offering provides for the registration of the Conversion Shares if the Registration Statement has not been declared effective; and
           (4) other financing transactions specifically consented to in writing by the Purchaser.

     (2) The restrictions set forth in paragraph (1) of this Section 8.6(a) shall terminate in the event the average Closing Bid Price for the Common Stock is equal to or greater than $10.00 for ten Trading Days of any twelve consecutive Trading Day period and the Registration Statement is continuously effective during such period. The 180-day restrictive period set forth in paragraph (1) of this Section 8.6(a) shall be increased by one day for each day a Registration Default has occurred and not been cured by the Company.

         (b) Until such time as all of the Convertible Debentures have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities." As used herein "restricted securities" shall mean securities which may not be sold prior to twelve (12) months following the date of issuance of such securities by virtue of contractual restrictions imposed by the Company or otherwise.

         (c) Notwithstanding the foregoing, the restrictions contained in this Section 8.6 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or securities convertible into Common Stock in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, or (ii) Company or Subsidiary stock option or other compensatory or employee benefit plans.

ARTICLE 8.7 LIMITATION ON STOCK REPURCHASES . Except as otherwise set forth in the Convertible Debentures and the Warrants, the Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

ARTICLE 8.8 LIMITATION ON SALES BY OFFICERS AND EMPLOYEE DIRECTORS . For a period of 180 days following the date the Registration Statement is declared effective by the Commission, no executive officer or a employee director of the Company shall, individually, sell or otherwise dispose of (other than by reason of death or disability) to any Person an amount of Common stock greater than that allowed by Rule 144, promulgated under the Securities Act.

                         ARTICLE 9. RESTRICTIVE LEGENDS

ARTICLE 9.1 RESTRICTIONS ON TRANSFER . From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article 9, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Purchaser will cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this
Article 9.

ARTICLE 9.2 NOTICE OF PROPOSED TRANSFERS . Prior to any proposed Transfer of the Securities the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

              ARTICLE 10. ADDITIONAL AGREEMENTS AMONG THE PARTIES

ARTICLE 10.1 LIQUIDATED DAMAGES .

         (a) The Company shall cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 7.11 hereof within three (3) New York Stock Exchange Trading Days of delivery of a Notice of Conversion or Notice of Exercise, as applicable (the "Deadline") to Purchaser (or any party receiving Securities by transfer from Purchaser) at the address of Purchaser set forth in the Notice of Conversion or Notice of Exercise, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to Purchaser.

         (b) Without in any way limiting Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Debentures, which failure shall be governed by such Section) the Company shall pay to Purchaser, as liquidated damages and not as a penalty, $500 in cash for each $100,000 principal of Convertible Debentures then outstanding for each of the first ten days that the Company fails to deliver such Conversion Shares and $1,000 in cash for each $100,000 amount of Convertible Debentures then outstanding per each day thereafter. Such cash amount shall be paid in cash to Purchaser upon demand or, at the option of the Company (by written notice to the Purchaser by the first day of the week following the week in which it has accrued), shall be added to the principal amount of the Convertible Debenture (if then outstanding) payable to Purchaser, in which event interest shall accrue thereon in accordance with the terms of the Convertible Debentures and such additional principal

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

     amount shall be convertible into Conversion Shares in accordance with the terms of the Convertible Debentures.

ARTICLE 10.2 CONVERSION NOTICE . The Company agrees that, in addition to any other remedies which may be available to Purchaser, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by Purchaser in breach of this Agreement) to effect delivery to Purchaser of certificates with or without restrictive legends as contemplated by Article 9 representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Debentures or exercise of the Warrants, Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company whereupon the Company and Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise, as the case may be.

ARTICLE 10.3 CONVERSION LIMIT . Notwithstanding the conversion rights under the Convertible Debentures, unless Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall Purchaser be entitled to convert any portion of the Convertible Debentures, in excess of that portion of the Convertible Debentures, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Debenture or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Debenture with respect to which this determination is being made, would result in beneficial ownership by Purchaser and its Affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of Section 10.3(i) beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.3. The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Debentures, (ii) immediately preceding and upon any Sale Event, (iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured for a period of ten (10) calendar days.

ARTICLE 10.4 REGISTRATION RIGHTS .

         (a) The Company shall grant Purchaser registration rights covering the Conversion Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

         (b) The Company shall prepare and file on or before the 30th day following the Closing Date (the "Filing Date"), a registration statement or amendment thereto (the "Registration Statement") covering the resale of the Registrable Securities with the Commission. In the event the Company fails to file the Registration Statement by the Filing Date for any reason other than Purchaser's failure to provide information requested by the Company for the completion and filing of the Registration Statement, the Company shall pay to Purchaser as liquidated damages (and not as a penalty) one percent (1%) of the then outstanding principal amount of Convertible Debentures per day until the Registration Statement is filed with the Commission. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission or the earlier of (i) 90 days following the Closing Date, (ii) ten days following the receipt of a "No Review" Letter from the Commission or (iii) the first Business Day following the day the Commission determines the Registration Statement eligible to be declared effective (the "Required Effectiveness Date"). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under the registration statement by Purchaser). The Company agrees to file an initial written response to the Commission within ten calender days of receipt of any comments by the Commission relating to the Registration Statement.

         (c) If the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date, the Company shall pay to Purchaser, as liquidated damages (and not as a penalty), an amount equal to 2% of the outstanding principal amount of the Convertible Debentures, prorated, for each 30 day period the Registration Statement is not declared effective by the Commission, which amount will be increased to 3% of the outstanding principal amount of the Convertible Debentures in the event that the Registration Statement is not declared effective by the Commission within 120 days of the Closing Date. In the event the Company fails to obtain a valid registration statement by the 180th day following the Closing Date, the Company will redeem the Convertible Debentures and the Warrants as set forth in Section 5 of the Convertible Debentures and Section 13 of the Warrants, respectively. Additionally, the Company will grant to Purchaser certain piggyback registration rights in the event the Company proposes to effect a registered offering of Common Stock or warrants or both prior to the filing of the Registration Statement referenced above.

         (d) Any such liquidated damages shall be paid in cash by the Company to Purchaser by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

         (e) If, following the declaration of effectiveness of the Registration Statement, such registration statement (or any prospectus or supplemental prospectus contained therein) shall cease to be effective for any reason (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading), the Company fails to file required amendments to the Registration Statement in order to allow the Purchaser to resell the Conversion Shares pursuant to the Registration Statement as unrestricted, unlegended, freely tradeable shares of Common Stock, or if for any reason there are insufficient shares of such shares of Common Stock registered under the then current Registration Statement to effect full conversion of the Convertible Debentures or exercise of the Warrants (a "Registration Default"), the Company shall immediately take all necessary steps to cause the Registration Statement to be amended or supplemented so as to cure such Registration Default. Failure to cure a Registration Default within ten (10) Business Days shall result in the Company paying to Purchaser liquidated damages at the rate of $1,000 per day from the date of such Registration Default until the Registration Default is cured.

                      ARTICLE 11. ADJUSTMENT OF FIXED PRICE

ARTICLE 11.1 REORGANIZATION . The Conversion Price and the exercise price of the Warrants (collectively, the "Fixed Prices") shall be adjusted, as applicable, as hereafter provided.

ARTICLE 11.2 SHARE REORGANIZATION . If and whenever the Company shall:

                  (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

                  (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

                  (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

                  (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization," then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

                  (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the Share Reorganization); and

                  (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

ARTICLE 11.3 RIGHTS OFFERING . If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

         (i)      the numerator shall be the sum of:

                  (I) the number of shares of Common Stock outstanding on such record date; and

                  (II) a number obtained by dividing:

                  (A) either,

                           (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                           (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

                  (B) the Market Price of the Common Stock on such record date; and

         (ii)     the denominator shall be the sum of:

                  (I) the number of shares of Common Stock outstanding on such record date; and

                  (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

ARTICLE 11.4 SPECIAL DISTRIBUTION . If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

                  (i) shares of the Company of any class, other than Common
         Stock;

                  (ii) rights, options or warrants; or

                  (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

                  (i) the numerator shall be the difference between:

                  (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

                  (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

                  (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

ARTICLE 11.5 CAPITAL REORGANIZATION . If and whenever there shall occur:

                  (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

                  (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

                  (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Debentures after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

ARTICLE 11.6 ADJUSTMENT RULES . The following rules and procedures shall be applicable to adjustments made in this Article 11:

                  (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

                  (b) if any event occurs of the type contemplated by the adjustment provisions of this Article 11 but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

                  (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchaser.

ARTICLE 11.7 CERTIFICATE AS TO ADJUSTMENT . The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to Purchaser a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

ARTICLE 11.8 NOTICE TO HOLDERS . If the Company shall fix a record date for:

                  (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

                  (b)      any Rights Offering,

                  (c)      any Special Distribution,

                  (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

                  (e)      Sale Event; or

                  (f)      any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to Purchaser notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

                          ARTICLE 12. EVENTS OF DEFAULT

ARTICLE 12.1 EVENTS OF DEFAULT. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

         (a) failure by the Company to pay or repay when due, all or any part of the principal on any of the Convertible Debentures (whether by virtue of the agreements specified in this Agreement or the Convertible Debentures);

         (b) failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on any Convertible Debentures or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement;

         (c) failure by the Company to timely comply with the requirements of Section 7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

         (d) failure on the part of the Company to observe or perform any covenant contained in Section 7.10 or Article 8 of this Agreement;

         (e) failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c), or (d) above) for 30 days from the date of such occurrence;

         (f) the trading in the Common Stock shall have been suspended by the Commission or any National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on any National Market, the Common Stock is then listed and approved for trading on another National Market within ten (10) Trading Days thereof);

         (g) failure of the Company to file the Listing Applications when the Company is eligible within twenty (20) Business Days of the Closing Date, which failure is not cured within five (5) Business Days of such failure;

         (h) the Company shall have its Common Stock delisted from a National Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on a National Market within such ten (10) Trading Days;

         (i) the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring the Registration Default fee for a period in excess of 10 days;

         (j) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

         (k) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (l) except for the Company's current default in its credit facility as disclosed in footnote 8 to its financial statements for the quarter ended June 30, 2000, default in any provision (including payment) or any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $500,000, which has not been cured within any applicable period of grace associated therewith;

         (m) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

         (n) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made.

then, and in every such occurrence, Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Debentures to be, and the Convertible Debentures shall thereon become immediately due and payable; PROVIDED that in the case of any of the Events of Default specified in paragraph (j) or (k) above with respect to the Company or any Subsidiary, then, without any notice to the Company or any other act by Purchaser, the entire amount of the Convertible Debentures shall become immediately due and payable, PROVIDED, FURTHER, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Debenture has been declared immediately due and payable hereunder, any Purchaser of Convertible Debentures may proceed to protect and enforce the rights of Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Debenture, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and PROVIDED FURTHER, in the case of any Event of Default, the amount declared due and payable on the Convertible Debentures shall be the redemption price set forth therein.

ARTICLE 12.2 POWERS AND REMEDIES CUMULATIVE . No right or remedy herein conferred upon or reserved to Purchaser is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Debentures or by law may be exercised from time to time, and as often as shall be deemed expedient, by Purchaser.

                           ARTICLE 13. MISCELLANEOUS

ARTICLE 13.1 NOTICES . All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, the sender has received electronic confirmation of the transmission thereof and the sender has provided contemporaneous telephonic notice to the recipient of such transmission, (ii) if given by mail, four days after such communication is deposited in the United States mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section. For purposes of telephonic notice to the company in clause (i) above, such telephonic notice shall be to Richard T. Schumacher, Kevin Quinlan or Kathi Benjamin unless the Company notifies the Purchaser of other individuals to whom telephone notice may be directed.

ARTICLE 13.2 NO WAIVERS; AMENDMENTS .

         (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; PROVIDED, that without the consent of each holder of any Convertible Debenture affected thereby, an amendment or waiver may not
     (a) reduce the aggregate principal amount of Convertible Debentures whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Debenture, (c) reduce the principal amount of or extend the stated maturity of any Convertible Debenture or (d) make any Convertible Debenture payable in money or property other than as stated in such Convertible Debenture. In determining whether the holders of the requisite principal amount of Convertible Debentures have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Debentures which are owned by the Company or any other obligor on or guarantor of the convertible Debentures, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and PROVIDED FURTHER that no such amendment, supplement or waiver which affects the rights of Purchaser and their affiliates otherwise than solely in their capacities as holders of Convertible Debentures shall be effective with respect to them without their prior written consent.

ARTICLE 13.3 INDEMNIFICATION .

         (a)      The Company agrees to indemnify and hold harmless
     Purchaser, its Affiliates, and each Person, if any, who controls Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of Purchaser, their Affiliates and any such Controlling Person (each a "Purchaser Indemnified Party") and collectively, the "Purchaser Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Purchaser Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Purchaser Indemnified Party other than Purchaser unless it has received from such Purchaser Indemnified Party an

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

     undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Purchaser Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Purchaser Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; PROVIDED that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Purchaser Indemnified Party's gross negligence, willful misconduct or bad faith.

         (b) The Purchaser agrees to indemnify and hold harmless the Company, its Affiliates, and each Person, if any, who controls the Company, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective employees, officers and Directors of the Company (each a "Company Indemnified Party") and collectively, the "Company Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Company Indemnified Party is a party thereto, provided that the Purchaser shall not be obligated to advance such costs to any Company Indemnified Party other than the Company unless it has received from such Company Indemnified Party an undertaking to repay to the Purchaser the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Company Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Company Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; PROVIDED that the Purchaser will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Company Indemnified Party's gross negligence, willful misconduct or bad faith.

         (c) if any action shall be brought against a Purchaser Indemnified Party or a Company Indemnified Party (each an "Indemnified Party") with respect to which indemnity may be sought against a party under this Agreement, such Indemnified Party shall promptly notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") in writing and the Indemnifying Party, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the

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

     Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which conflict with those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, HOWEVER, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Indemnified Party and the other Indemnified Parties, satisfactory in form and substance to the Indemnified Party, from all liability arising out of such action, claim, suit or proceeding.

         (d) The indemnification and expense reimbursement obligations set forth in this Section 13.3 shall be in addition to any liability any Indemnifying Party may have to any Indemnified Party at common law or otherwise; (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Debentures and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Purchaser or the Company or any other Indemnified Party.

ARTICLE 13.4 EXPENSES: DOCUMENTARY TAXES . Each of the Company and the Purchaser agrees to pay to its own fees and expenses in connection with the negotiation and preparation of the Transaction Agreements, relevant due diligence, and fees and disbursements of


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

legal counsel. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to Purchaser, excluding their assigns.

ARTICLE 13.5 PAYMENT . The Company agrees that, so long as Purchaser shall own any Convertible Debentures purchased by it from the Company hereunder, the Company will make payments to Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (E.S.T.).

ARTICLE 13.6 SUCCESSORS AND ASSIGNS . This Agreement shall be binding upon the Company and upon Purchaser and its respective successors and assigns. So long as the Convertible Debentures remain outstanding, the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchaser and its affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

ARTICLE 13.7 BROKERS . The Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or Purchaser in connection with the sale of the Securities. Purchaser represents and warrants that it has not employed any other broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

ARTICLE 13.8 MASSACHUSETTS LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; APPOINTMENT OF AGENT . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MASSACHUSETTS. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF MASSACHUSETTS AND OF ANY FEDERAL DISTRICT COURT SITTING IN BOSTON, MASSACHUSETTS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF


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

ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

ARTICLE 13.9 ENTIRE AGREEMENT . This Agreement, the Exhibits or Schedules hereto, which include, but are not limited to the Convertible Debenture, the Warrant and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supercedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Schedules to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

ARTICLE 13.10 SURVIVAL; SEVERABILITY. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

ARTICLE 13.11 TITLE AND SUBTITLES . The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

ARTICLE 13.12 REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement and all Exhibits shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

ARTICLE 13.13 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser without the prior written consent of Purchaser, except to the extent required by law, in which case the Company shall provide Purchaser with prior written notice of such public disclosure.

                            [SIGNATURE PAGE FOLLOWS]


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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                        BOSTON BIOMEDICA, INC.

                                        By:          /s/ Kevin W. Quinlan
                                        Name:        Kevin W. Quinlan
                                        Title:       President

                                        Address:     Boston Biomedica, Inc.
                                                     375 West Street
                                                     West Bridgewater, MA 02379

                                        SHORELINE MICRO-CAP FUND, L.P.

                                        By:          /s/ Richard P. Kiphart
                                                     Name: Richard P. Kiphart
                                                     Title: Partner

                                        Address:     c/o William Blair & Company
                                                     222 West Adams Street
                                                     Chicago, IL 60606

                                        /s/ Richard P. Kiphart
                                        Name:  Richard P. Kiphart


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